SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                          ________________________

                                  FORM 8-K

                               CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)           October 2, 1995
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                          Travelers Group Inc.
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           (Exact name of registrant as specified in its charter)


     Delaware                          1-9924             52-1568099
     --------------                ----------------      --------------
     (State or other                (Commission           (IRS Employer
     jurisdiction of                File Number)          Identification No.)
     incorporation)

         388 Greenwich Street, New York, New York                 10013
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                    (Address of principal executive offices)     (Zip Code)


                               (212) 816-8000
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            (Registrant's telephone number, including area code)


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                            TRAVELERS GROUP INC.
                         Current Report on Form 8-K


Item 2.  Acquisition or Disposition of Assets.


On October 2, 1995, The Travelers Insurance Company ("TIC") and The Travelers Insurance Group Inc. ("TIGI"), both indirect wholly owned subsidiaries of the Registrant, disposed of their interest in The
MetraHealth Companies, Inc. ("MetraHealth") through the merger of MetraHealth and an acquisition subsidiary of United HealthCare Corporation ("United"). MetraHealth was the surviving corporation in the merger.

          TIC and TIGI collectively owned 48.25% of MetraHealth's common stock, and received a total of $831 million in connection with the transaction. This amount includes a dividend paid by MetraHealth and amounts paid by a subsidiary of Metropolitan Life Insurance Company for the sale of TIC and TIGI's share of certain additional payments payable under the merger agreement based on 1996 and 1997 "Company Earnings" (as defined in the merger agreement). TIC and TIGI are also entitled to receive up to an additional $169 million, based on Company Earnings for 1995.

          The Registrant reflected its former Managed Care and Employee Benefits Operations, including its interest in MetraHealth, in the financial statements filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, as a discontinued operation.


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                                 SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 12, 1995
                                        TRAVELERS GROUP INC.


                                        By:  /s/ Irwin Ettinger
                                           -----------------------------
                                             Irwin Ettinger
                                             Senior Vice President


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